                                                                   EXHIBIT 3.137

                          CERTIFICATE OF INCORPORATION

                                       OF

                          QWIZ ACQUISITION CORPORATION

      The undersigned, in order to form a corporation for the purpose hereinafter stated, under and pursuant to the provisions of the Delaware General Corporation Law, hereby certifies that:

      FIRST: The name of the Corporation is QWIZ Acquisition Corporation.

      SECOND: The registered office and registered agent of the Corporation is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801.

      THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      FOURTH: The total number of shares of stock that the Corporation is authorized to issue is 1,000 shares of Common Stock, par value $0.01 each.

      FIFTH: The name and address of the incorporator is Beverly C. Chell, 745 Fifth Avenue, New York, New York 10151.

      SIXTH: The Board of Directors of the Corporation, acting by majority vote, may alter, amend or repeal the By-Laws of the Corporation.

      SEVENTH: Except as otherwise provided by the Delaware General Corporation Law as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

      IN WITNESS WHEREOF, the undersigned has signed this certificate of Incorporation on February 27, 1997.


                                       /s/ Beverly C. Chell
                                       ---------------------------
                                       Beverly C. Chell


   STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 02/27/1997
  971066616 - 2723189
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STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:01 PM 05/22/1997
971169364 - 2723189

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                          QWIZ ACQUISITION CORPORATION

                                     *******

               Pursuant to Section 242 of the General Corporation
                          Law of the State of Delaware

      Qwiz Acquisition Corporation, a corporation organized and existing under and by virtue of the Delaware General Corporation Law (hereinafter called the "Corporation").

DOES HEREBY CERTIFY:

      FIRST: That the Board of Directors of the Corporation, by unanimous written consent of its members, filed with the minutes of the Board duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and proposing such amendment to the sole stockholder of the Corporation for such stockholder's consideration. The resolution setting forth the proposed amendment as follows:

            "RESOLVED, that the Board of Directors hereby deems it advisable and in the best interests of the Corporation and its stockholders that the Certificate of Incorporation of the Corporation (the "Charter") be amended by deleting Article FIRST thereof in its entirety and by substituting, in lieu of said Article, the following new Article:

            FIRST: The name of the Corporation is Qwiz, Inc.; and

            RESOLVED, that the foregoing amendment to the Charter be, and the same hereby is, approved and adopted, subject to the approval of such amendment by the sole stockholder of the Corporation; and further

            RESOLVED, that the submission of the foregoing amendment for approval by the sole stockholder of the Corporation be, and the same hereby is, approved."

            SECOND: That thereafter, by written consent filed with the minutes of the Corporation, the sole stockholder approved said amendment as adopted by the Board of Directors.

            THIRD: That the above amendment was duly adopted in accordance with the provisions of Section 242 General Corporation law of the State of Delaware.

            IN WITNESS WHEREOF, said Qwiz Acquisition Corporation has caused this certificate to be signed by Curtis A. Thompson, Vice President and attested by Beverly C. Chell, Secretary this 22nd day of May, 1997.


                                       Qwiz Acquisition Corporation


                                       By: /s/ Curtis A. Thompson
                                           ------------------------------
                                               Curtis A. Thompson
                                               Vice President



ATTEST:


By: /s/ Beverly C. Chell
    ------------------------------
        Beverly C. Chell
        Secretary